Exhibit 10.4

MARKET SHARE UNIT AWARD AGREEMENT
Platinum Underwriters Holdings, Ltd.
2010 Share Incentive Plan

This MARKET SHARE UNIT AWARD AGREEMENT (this “Award Agreement”) made as of this        day of      , 20       (the “Date of Grant”) between Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), and        (the “Participant”), is made pursuant to the terms of the Company’s 2010 Share Incentive Plan or any successor plan (the “Plan”) and, if applicable, the Company’s Section 162(m) Performance Incentive Plan or any successor plan.

Section 1. Definitions.

(a) Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

(b) For purposes of this Award Agreement,

(i) “Cause” means: (1) the willful and continued failure of the Participant to substantially perform his or her duties with the Company; (2) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; (3) the Participant’s engagement in any malfeasance or fraud or dishonesty of a substantial nature in connection with his or her position with the Company or any of its subsidiaries, or other willful act that materially damages the reputation of the Company or any of its subsidiaries; (4) the Participant’s breach of the restrictive covenants in any option or other award agreement between him or her and the Company; or (5) the Participant’s sale, transfer or hypothecation of Common Shares of the Company in violation of the Share Ownership Guidelines adopted by the Board of Directors of the Company; provided, however, that no such act, failure to act or event shall be treated as “Cause” unless the Participant has been provided a detailed, written statement of the basis for the Company’s belief that such act, failure to act or event constitutes “Cause” and has had at least thirty (30) days after receipt of such statement to cure such act, failure to act or event. For purposes hereof, no act or failure to act will be considered “willful” unless it is done, or failed to be done, in bad faith, and without reasonable belief that the act or failure to act was in the best interest of the Company.

(ii) “Good Reason” means the occurrence of any of the following events without the Participant’s express written consent: (1) the Company reduces the Participant’s base salary or the target for the Participant’s annual bonus; (2) the Company reduces the scope of the Participant’s duties, responsibilities or authority (including reporting responsibilities); (3) any requirement of the Company that the Participant be principally based in any location other than the location in which the Participant is currently principally based; or (4) a breach by the Company of any of the material provisions of any employment agreement between the Participant and the Company; provided, however, that if the Participant voluntarily consents to any reduction or change described above in lieu of exercising his or her right to resign for “Good Reason” and delivers such consent to the Company in writing, then such reduction or change shall not constitute “Good Reason” hereunder, but the Participant shall have the right to resign for “Good Reason” as a result of any subsequent reduction or change described above. Notwithstanding the foregoing, no act, failure to act or event that is capable of being cured by the Company shall be treated as “Good Reason” unless the Company has been provided a detailed, written statement of the basis of the Participant’s belief that such act, failure to act or event constitutes “Good Reason” and has had at least thirty (30) days after receipt of such statement to cure such act, failure to act or event.

(iii) “Disability” shall have the meaning set forth in Section 409(a)(2)(C) of the Code.

Notwithstanding the foregoing, in the event that the Participant is a party to an employment agreement with the Company that defines Cause, Good Reason or Disability, such definition will apply to the Participant for purposes of this Award Agreement rather than the definition set forth above.

Section 2. Share Unit Award. The Company hereby grants to the Participant a Share Unit Award of        share units under the Plan (the “Share Units”).

Section 3. Vesting Requirements and Forfeiture.

(a) General. The Share Units shall fully vest on the third anniversary of the Date of Grant (the “Scheduled Vesting Date”), provided that the Participant continues to be employed by the Company or one of its subsidiaries through the Scheduled Vesting Date.

(b) Termination of Employment.

(i) If the Participant’s employment is terminated without Cause, for Good Reason or upon the Participant’s retirement from the Company or any of its subsidiaries with the consent of the Committee in its sole and absolute discretion (each an “Employment Termination”) prior to the Scheduled Vesting Date or the vesting date in the event of a Change in Control, death or Disability (as determined below), then the Share Units shall immediately and fully vest on the effective date of such Employment Termination (“Employment Termination Vesting Date”).

(ii) If the Participant’s employment is terminated for Cause, the Company may require the Participant (1) to forfeit the Share Units, which shall then be cancelled by the Company, and (2) to return to the Company any or all of the Common Shares (and cash reflecting dividend equivalent rights) paid to the Participant in respect of the Share Units, in such manner and on such terms and conditions as may be required by the Company.

(c) Change in Control, Death or Disability. If there is a Change in Control of the Company or if the Participant’s employment is terminated due to the Participant’s death or Disability prior to the Scheduled Vesting Date or the Employment Termination Vesting Date, then the Share Units shall immediately and fully vest on the effective date of such Change in Control, death or Disability.

(d) Breach of Restrictive Covenants.

(i) If the Participant breaches Section 7(a) prior to the vesting of the Share Units, the Company may require the Participant to forfeit the Share Units, which shall then be cancelled by the Company.

(ii) If the Participant breaches Section 7(b) or any covenant not to compete with the Company or any of its subsidiaries to which the Participant is or becomes subject (a “Non-Compete Covenant”) at any time, the Company may require the Participant (1) to forfeit the Share Units, which shall then be cancelled by the Company, and (2) to return to the Company any or all of the Common Shares (and cash reflecting dividend equivalent rights) paid to the Participant in respect of the Share Units, in such manner and on such terms and conditions as may be required by the Company.

Section 4. Payment of Award.

(a) Payment. This Share Unit Award shall be payable in that number of Common Shares determined by multiplying the number of Share Units by the Performance Multiplier. For purposes of this Award Agreement, the “Performance Multiplier” shall be as follows:

(i) In the case of a Share Unit Award that vests on a Scheduled Vesting Date or on an Employment Termination Vesting Date, the Performance Multiplier shall be the average of the closing prices of the Common Shares on the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, such other exchange or securities market on which the Common Shares are traded (the “Exchange”) for the twenty trading days ending on the last day of the fiscal quarter immediately preceding the third anniversary of the Date of Grant divided by the average of the closing prices of the Common Shares on the Exchange for the twenty trading days ending on the last day of the fiscal quarter immediately preceding the Date of Grant (the denominator, the “Initial Share Price”);

(ii) In the case of a Share Unit Award that vests on death or Disability, the Performance Multiplier shall be the average of the closing prices of the Common Shares on the Exchange for the twenty trading days ending on the last day of the fiscal quarter in which such death or Disability occurs divided by the Initial Share Price; and

(iii) In the case of a Share Unit Award that vests on a Change in Control, the Performance Multiplier shall be the average of the closing prices of the Common Shares on the Exchange for the twenty trading days ending on the day immediately preceding the effective date of such Change in Control divided by the Initial Share Price.

Notwithstanding the foregoing, (1) the maximum number of Common Shares payable in respect of the Share Units under this Share Unit Award shall be 150% of the Share Units and (2) no Common Shares shall be payable in respect of the Share Units under this Share Unit Award if the Performance Multiplier is less than 50%. This Share Unit Award will be paid as soon as practicable following the last day used to determine the numerator of the Performance Multiplier in Sections 4(a)(i), 4(a)(ii) or 4(a)(iii), as applicable (the “Last Day”), the date that the Share Units fully vest, and, other than in the case of a Change in Control, death or Disability, the date that the Committee shall have certified the performance results governing this Share Unit Award, but in all events prior to the March 15 of the calendar year following the year in which the Last Day occurs. In the event that the Common Shares were not traded on an Exchange during any period or portion thereof used in the determination of a Performance Multiplier hereunder, the Board of Directors of the Company shall determine in good faith such Performance Multiplier in whatever manner it considers appropriate.

(b) Fractional Shares. No fractional Common Share shall be issued upon the payment of this Share Unit Award. Any such fractional Common Share to which the Participant would otherwise be entitled hereunder shall be rounded up to one Common Share, which shall be included in the payment of Common Shares to the Participant in respect of the Share Units.

(c) Dividend Equivalent Rights. Dividend equivalent rights shall be deemed to accumulate on the Share Units under this Share Unit Award from the Date of Grant. Accordingly, upon the payment of Common Shares to the Participant in respect of the Share Units in accordance with this Section 4, the Participant shall receive a payment in cash equal to the dividends that would have been paid on such Common Shares if they had been outstanding since the Date of Grant.

(d) Withholding. The payment in respect of the Share Units shall be made to the Participant after deduction of applicable withholding taxes in the amount determined by the Company, which shall be withheld at the applicable supplemental wage withholding rate, or such other rate as determined by the Company, provided that such amount shall not exceed the Participant’s estimated federal, state and local tax obligation with respect to payment in respect of the Share Units. In lieu of the foregoing, the Company may allow the Participant to pay the applicable withholding taxes to the Company in such other form as approved by the Company.

Section 5. Restrictions on Transfer. No portion of the Share Units may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Share Units as provided herein.

Section 6. Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Share Units. Nothing in this Award Agreement shall confer upon the Participant any right to continue as an employee of the Company or any subsidiary or to interfere in any way with any right of the Company to terminate the Participant’s employment at any time.

Section 7. Restrictive Covenants. The effectiveness of this Award Agreement is conditioned upon the Participant honoring the following restrictive covenants (the “Restrictive Covenants”). These Restrictive Covenants are not intended to amend or supersede the terms of any noncompetition or other restrictive covenant agreed to between the Company and the Participant or to which the Participant is subject.

(a) Nondisclosure of Confidential Information. The Participant acknowledges that during the course of the Participant’s employment with the Company and/or its subsidiaries (collectively, the “Companies”) the Participant has had or will have access to and knowledge of certain information that the Companies consider confidential, and that the release of such information to unauthorized persons would be extremely detrimental to the Companies. As a consequence, the Participant hereby agrees and acknowledges that the Participant owes a duty to the Companies not to disclose, and agrees that without the prior written consent of the Company, at any time following the date hereof, either during or after the Participant’s employment with any of the Companies, the Participant will not communicate, publish or disclose, to any person anywhere or use, any Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Participant’s duties to the Companies (provided the Participant is acting in good faith and in the best interests of the Companies) or as may be required by law or judicial process. The Participant will use best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person. The Participant will return to the Companies all Confidential Information in the Participant’s possession or under the Participant’s control whenever any of the Companies shall so request, and in any event will promptly return all such Confidential Information if the Participant’s relationship with the Companies is terminated for any or no reason and will not retain any copies thereof. For purposes hereof, the term “Confidential Information” shall mean any information used by or belonging or relating to the Companies that is not known generally to the industry in which the Companies are, or may be, engaged and which the Companies maintain on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, information relating to the business and services, any employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records, financial information, in each case, whether or not reduced to writing or stored electronically, as well as any information that the Companies advise the Participant should be treated as confidential.

(b) Non-Solicitation and Non-Hire of Employees. The Participant agrees that for a period beginning on the date hereof and ending 12 months following the date of the Participant’s termination of employment with the Companies for any reason, the Participant shall not, on the Participant’s own behalf or on behalf of any other person or entity, without the prior written consent of the Company, directly or indirectly, solicit, hire or cause to be solicited or hired by an enterprise with which Participant may ultimately become associated, or participate in or promote the solicitation of, interfere with, attempt to influence or otherwise affect the employment of, any employee of the Companies whose annual compensation exceeds $100,000.

(c) Representation of Participant. Upon the acceptance by the Participant of the Common Shares paid in respect of the Share Units, the Participant shall be deemed to represent that the Participant has not engaged in nor has any intention of engaging in any action that would constitute a violation of the Restrictive Covenants or any Non-Compete Covenant.

(d) Injunctive Relief. The Participant acknowledges and agrees that the Restrictive Covenant provisions of this Section 7 are reasonable and necessary for the successful operation of the Companies. The Participant further acknowledges that if the Participant breaches any provision of the Restrictive Covenants, the Companies will suffer irreparable injury. It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if so ordered by a court of competent jurisdiction. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages. In addition to any means at law or equity available to the Company to enforce the Restrictive Covenants, the Company shall retain any rights it may have under this Award Agreement for a breach of the Restrictive Covenants including, without limitation, the right to cancel this Share Unit Award and, in the event of a breach of Section 7(b) or any Non-Compete Covenant, the right to require the Participant to return to the Company any or all of the Common Shares (and cash reflecting dividend equivalent rights) paid to the Participant in respect of the Share Units, in such manner and on such terms and conditions as may be required by the Company. If any provision of this Section 7 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, the Participant and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Section 7 is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Section 7.

Section 8. Changes in Capitalization. This Share Unit Award shall be subject to the provisions of the Plan relating to adjustments for changes in corporate capitalization.

Section 9. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 10. Construction. This Award Agreement and the Share Unit Award evidenced hereby are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and the Participant accepts the Share Units hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, then the Plan shall govern and prevail. The construction of and decisions under the Plan and this Award Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 11. Governing Law. This Award Agreement and the Share Unit Award evidenced hereby shall be governed by, and construed in accordance with, the laws of the State of New York, excluding the choice of law rules thereof.

Section 12. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 13. Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

Section 14. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement effective as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:

Name:

Title:

PARTICIPANT

By:

Name: